Exhibit 99.1

nextdoor

investors.nextdoor.com

Shareholder Letter
Q1 2022

Joseph's Junk Removal
& Moving Company
Cumberland Boulevard, Georgia, U.S.

Business Highlights

Q1 revenue grew 48% year-over-year to $51M, driven by the continued increase in neighbor engagement and strong U.S. Newsfeed eCPMs[1].	Q1 Weekly Active Users (WAU) grew 33% year-over-year to 36.7 million, reflecting a third consecutive quarter of acceleration, with continued momentum internationally.	Q1 ARPU grew 12% year-over-year to $1.39, driven by increases in session frequency per WAU and ad pricing.

Revenue

$34M
45%
YoY
Growth
$46M
66%
$53M
66%
$59M
48%
$51M
48%
Q1
2021
Q2
Q3
Q4
Q1
2022

WAU

27.6M
12%
YoY
Growth
29.2M
5%
32.8M
20%
35.9M
32%
36.7M
33%
Q1
2021
Q2
Q3
Q4
Q1
2022

ARPU (WAU)[2]

$1.25
29%
YoY
Growth
$1.57
59%
$1.61
38%
$1.65
12%
$1.39
12%
Q1
2021
Q2
Q3
Q4
Q1
2022

Net Loss[3]

(73%)
Margin
($25M)
(47%)
($21M)
(37%)
($19M)
(49%)
($29M)
(65%)
($33M)
Q1
2021
Q2
Q3
Q4
Q1
2022

Adjusted EBITDA[4]

(49%)
Margin
($17M)
(25%)
($11M)
(15%)
($8M)
(13%)
($8M)
(39%)
($20M)
Q1
2021
Q2
Q3
Q4
Q1
2022

_____________________
1 Effective cost per thousand impressions. eCPM is a measure of the revenue received for every thousand ad impressions served.
2ARPU is defined as average revenue per WAU.
3 Net loss margin is calculated as net loss divided by revenue.
4 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. A reconciliation of non-GAAP metrics used in this letter to their most comparable GAAP measures is provided at the end of the letter.

To Our Shareholders
We started 2022 with significant momentum. In Q1, WAU grew 33% year-over-year, representing a third consecutive quarter of acceleration. Neighbors in cities, towns, suburbs, and rural areas around the world are increasingly engaged in their local communities, choosing to actively participate in their neighborhoods as a result of connections and recommendations made online. Data from the latest Nextdoor Insights Series underscores that neighbors continue to invest in their local economies: 96% of neighbors have seen business recommendations on Nextdoor while 71% have shared a business recommendation5. Local businesses, whether it be a coffee shop, a barbershop, a childcare facility, or a roofing company, are critical participants in building an Active Valued Community.

The social commerce revolution has begun, and it will change how people interact and do business forever. Today, 45% of the world’s population is on social media, and people are spending an increasing amount of time connecting with groups they identify with on these platforms6. Unlike traditional e-commerce, social commerce is “weaving buying and selling into the fabric of everyday life and through a real sense of community and connection.”7

On Nextdoor, we facilitate social commerce every day, with 72% of neighbors saying they were influenced by a business recommendation in Q1 2022[8]. This data highlights that today’s consumers want to make purchasing decisions based on inspiration and recommendations from people they trust. Nextdoor is the only dedicated network where neighbors can access hyper-local recommendations and perspectives on goods and services, facilitating real-world transactions offline via connections made online. The perspective of one’s local community is powerful, and Nextdoor is uniquely positioned to drive and grow with this fast-paced change to consumer behavior.

Nextdoor is synonymous with neighborhood, and as the world experienced significant political and economic disruption in Q1, neighbors turned to Nextdoor to receive trusted information and give and get help in their local communities. Neighbors asked for advice on the cheapest gas prices nearby, organized food drives, and created local groups like “Inflation Money Savers.” Neighbors rallied together to support Ukrainian refugees through fundraisers, donations, and awareness initiatives. In response to this crisis, we launched a global partnership with The UN Refugee Agency (UNHCR), where Nextdoor raised donations and delivered higher click-through rates relative to UNHCR’s other digital channels9.

Our top priorities for 2022 remain growing engagement, adding new neighbors to Nextdoor, and building products that deliver differentiated results for advertisers of all sizes. Our Q1 results demonstrate that we are executing on our strategy. In addition to accelerated WAU growth, revenue grew 48% year-over-year, sustaining the strong growth from Q4 2021, and Q1 ARPU grew 12% year-over-year to $1.39, driven by increased advertiser demand and pricing.

______________________________
5 Source: Nextdoor Insights Series: Influence through Neighbor Recommendations; data is based on a Q1 2022 survey of neighbors.
6 Source: eMarketer Social Network Users, Worldwide, November 2021.
7 Source: Accenture Research, Social Commerce, 2021.
8 Source: Nextdoor Insights Series: Influence through Neighbor Recommendations; data is based on a Q1 2022 survey of neighbors.
9 Based on UNHCR campaign data in March and April 2022.

Advertiser Value Proposition

Delivering seamless advertising solutions designed to empower small and mid-sized businesses (SMBs)
Recently, we expanded Nextdoor Ads, our proprietary campaign management platform, to all U.S.-based SMB customers. Nextdoor Ads is designed to help SMBs achieve their marketing goals efficiently by offering a self-serve experience that is intuitive and easy to use. In addition to providing enhanced self-serve capabilities, Nextdoor Ads broadens SMBs’ access to Nextdoor’s ad formats and unifies their ad buying experience. Previously, SMBs on Nextdoor had access to two ad formats: local deals and neighborhood sponsorships. Now SMBs can purchase sponsored posts that are similar to the formats enterprise customers have been purchasing, with more visual options, additional placements in the app, and new calls to action. Nextdoor Ads also includes a more comprehensive dashboard and detailed metrics for performance tracking.

We recognize that many SMBs come to Nextdoor to start their business and create an online presence. From there, they want to grow their business and connect with highly engaged local customers when and where it matters most. Often, a recommendation will spark a sale, leading, in turn, to another recommendation and further word of mouth marketing. We provide SMBs with greater functionality and visibility on Nextdoor so they can make meaningful local connections, drive measurable outcomes, and grow their presence on the platform.

Previous Ad Creation Interface

9:41
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Order summary
Next

New Ad Creation Interface

9:41
Choose audience
Next
Step 3 of 5
La Jolla Cove
LA JOLLA
Rose Cafe
BIRD ROCK
PACIFIC BEACH
UNIVERSITY CITY
NORTH CLAIREMONT
CLAIREMONT
BAY HO
Mission Bay Park
MISSION BAY
MISSION BEACH
OCEAN BEACH
MIDWAY DISTRICT
San Diego
Estimated reach
11,500 people

New Ads Dashboard

9:41
Back
Ad stats
last 7 days
Impressions
Clicks
Messages
1,481
31%
Ad impressions
1.5k
750
0
Sun
Wed
Sat
Your ads
See all
Website visits
National sales vs...
Live
139
Clicks
Sale promotion
10% off spring col...
503
Clicks
Live

Enhancing advertiser performance and measurement capabilities
In Q1, we remained focused on developing our proprietary ad serving platform, Nextdoor Ad Manager (NAM). We’re developing NAM to be the heart of our ad tech stack, taking the place of third-party solutions we use today. In the first half of 2022, our focus is on building the foundation of NAM, which will allow it to scale with demand as we migrate advertisers in the second half of the year. In Q1, we continued to improve our machine learning capabilities, which enables us to use more of our first-party data and in turn enhances our ability to show more relevant and timely ads. We expect NAM to greatly improve our ad targeting and thus, result in continually improving performance for our advertisers. Neighbors will also benefit from more personalized and higher utility ads.

On the measurement front, we continued to drive advertiser adoption of our first-party conversion pixel, with a 24% increase in the number of campaigns adopting the pixel quarter-over-quarter. In addition to building out our first-party measurement and targeting tools, we also work with third parties to highlight strong return on investment for our advertisers. In Q1, we ran a campaign with a multinational restaurant chain to drive foot traffic to their stores during their limited time burger offer. We were able to use existing foot traffic data from a third-party measurement partner, Foursquare, to help the advertiser target the customer segments that were likely to generate the highest incremental foot traffic. This campaign drove incremental growth to the advertiser’s locations, enabling them to increase their spend by 75% compared to the prior quarter.

Powering trusted recommendations through search
We are constantly working to create products that deliver greater value to our advertisers. In Q1, one of our initiatives was the launch of enhanced keyword search. Now, when neighbors search on our platform — common searches include “fence builder,” “lawn service,” “handyman” — the top few search results will come from advertisers with the most relevant listings. Enhanced keyword search improves the diversity and relevance of ads shown to neighbors, which provides a better neighbor experience and stronger advertiser outcomes.

Keyword search is a high intent ad format, and it is only the beginning of our efforts to deliver greater neighbor and advertiser value where we see neighbors looking to get something done around their home or neighborhood. As we grow, we will build upon the keyword search logic to create ads across the platform where neighbors are expressing intent — for example, on surfaces like For Sale & Free, or in our Newsfeed where neighbors are asking for recommendations.

Active Valued Community
In 2022 we remain focused on enabling neighbors to build an Active Valued Community. Active means neighborhood stakeholders are consistently engaged in their communities, which are groups of people that share an attribute or an interest. In Nextdoor’s case, the core shared attribute is place. Valued communities can be trusted and depended on to exchange information, goods, and services. We believe this is the best way to meet our neighbors’ needs and achieve our purpose of cultivating a kinder world where everyone has a neighborhood to rely on.

Deepening engagement through delightful neighbor interactions
Our 2022 product strategy is focused on deepening engagement, and notifications are an important lever. We started with the launch of more personalized notifications. In Q1, we built upon this success with the launch of our Welcome Neighbor Notification, which alerts neighbors when a new neighbor joins the platform.

This provides new neighbors with a kind and neighborly welcome, helps neighbors introduce themselves, and starts new conversations. We’ve found that the Welcome Neighbor Notification creates a virtuous loop of engagement by driving an increase in neighbors reacting and commenting to welcome the new neighbor. A positive first experience is associated with greater future participation on Nextdoor, including higher retention and propensity to post[10]. Posting fuels the notifications system, enabling more engagement and, ultimately, viral growth. We are building upon our Welcome Neighbor Notification with the launch of added Welcome Neighbor features, such as virtual gifts.

______________________________
10 Data is based on a sample of neighbors from January 2020 - July 2021.

Making the neighborhood even more connected
Our neighbors want to feel connected to their neighborhoods. It is a key reason they come to Nextdoor and a key driver of engagement. To support this objective, we launched Connections between neighbors at the end of Q4 2021. Q1 was our first full quarter with Connections and we are pleased with our early momentum. Neighbors are connecting.

We are experimenting and learning quickly. For example, in Q1, we improved the user experience of our Neighbors You May Know feature, highlighted more relevant suggestions, and started suggesting nearby neighbors, including people in the same building, or similar vicinity. We will continue investing to improve the Neighbors You May Know suggestions because we believe this will boost the discovery of neighbors, deliver greater value through feed and notification relevance, and create the viral growth loops that strengthen the Nextdoor ecosystem. Connections will remain a priority throughout 2022.

Our product focus on Connections will also benefit organizations, including through hyper-local recommendations, which drive purchasing decisions. This is why, starting with SMBs, we will launch Connections to organizations in the coming quarters. SMBs on Nextdoor will be able to unlock the significant market opportunity from the rise of social commerce, estimated to reach $1.2 trillion by 2025[11]. Nextdoor neighbors love to spread the word — they have already recommended over 5 million local businesses on the platform.

_____________________
11 Source: Accenture Research, Social Commerce, 2021.

Expanding role of organizations in the Active Valued Community
An Active Valued Community means bringing together not just neighbors, but also all other stakeholders in a neighborhood: local businesses, public agencies, non-profits, and other organizations. We see strong viral growth loops between stakeholders. For example, over the past three years, 58% of paid SMBs have started out as neighbors[12]. They convert to paid businesses once they see the value from Nextdoor, including through organic channels like “ask a neighbor.” In fact, in Q1 #askyourneighbors was the most trending and engaging hashtag on Nextdoor. Other businesses invite neighbors to join Nextdoor to grow their support base and volume of recommendations. Claimed pages with recommendations get 12x as many views as those without recommendations[13].

Our work to foster Active Valued Communities includes helping organizations be seen and heard on the platform. To that end, in Q1, we started to roll out an expedited verification process for SMBs, which makes it easier for businesses to post on the platform.

As of March, new businesses that joined the platform and benefited from expedited verification were posting over 3x more often. We believe expedited verification will set SMBs up for success by making it easier to more quickly contribute to building an Active Valued Community. This in turn improves the neighbor experience. Neighbors benefit from seeing more diverse business content in their newsfeed. Over the long term, we expect this greater liquidity of content will drive higher engagement and relevancy of posts.

Public agencies are also important members of an Active Valued Community, helping to inform, activate, and engage neighbors. For example, in Q1, public agencies across the UK organized litter picking events as part of the annual Great British Spring Clean campaign. Events like these make a real difference to communities, and help build strong, vibrant neighborhoods. Public agencies are an essential driver of engagement and a source of utility for neighbors.

______________________________
12 Source: Nextdoor internal data from Q2 2019–Q1 2022.
13 Data is based on a sample of neighbors from March 2022–April 2022.

Fostering kindness
We are committed to ensuring Nextdoor is a kind platform. In Q1, we continued to drive forward our work to reduce harmful and hurtful content while ensuring the authenticity of neighbors14. By the end of Q1, less than 1.5% of content views were of harmful or hurtful content, and the overall percent of WAU exposed to such content dropped almost 10 points over the course of the quarter. We are pleased that Nextdoor was once again named to the TIME100 Most Influential Companies list alongside the world’s leading companies, an acknowledgement of our work to create a welcoming platform through innovative product technology like the Kindness Reminder and Anti-Racism Notification. Our 2021 Transparency Report, which we released in Q1, highlights in detail the positive impact of Nextdoor’s continued focus on neighborhood vitality, civil discourse, and our unique, community-oriented approach to moderation.

Building for growth
Q1 was another quarter of strong neighbor growth and engagement internationally. Across all of our international markets, 55% of neighbors were active weekly, reflecting continued momentum and outpacing U.S. engagement. And international WAU grew 55%, accelerating quarter-over-quarter from 47% in Q4 2021 and year-over-year from 39% in Q1 2021. This growth is the result of increased engagement from existing neighbors, increased organic acquisition, and healthy performance of our offline and online neighbor acquisition campaigns.

The growth and momentum in international WAU is enabling us to enhance advertiser value as well. For example, in Q1, companiions, a UK based mobile app that provides a simple, trusted way for people to arrange support and assistance for themselves or loved ones, partnered with Nextdoor to raise awareness for their offerings. The campaign featured localized messaging that was targeted to areas with the largest supply of potential companions. Since the beginning of their partnership with Nextdoor, companiions, another purpose driven and community oriented company, has seen a 200% increase in new customer registrations and a 250% increase in booked visits.

______________________________
14 Harmful is defined as content that neighbors consider fraudulent, unsafe, or unwelcoming, including misinformation and discrimination. Hurtful is defined as content that neighbors consider uncivil, including personal attacks. More information is available in the Nextdoor 2021 Transparency Report.

Q1 2022 Financial Discussion

Revenue
Q1 revenue was $51M, an increase of 48% year-over-year. Global ARPU grew 12% year-over-year to $1.39, reflecting continued engagement among neighbors, rising eCPMs, an increasing share of revenue from direct advertiser relationships, and more impressions served.
We saw demand from customers of all sizes and in all stages of the advertising funnel, and greater than 60% of managed advertiser spend in Q1 was geared toward conversion-focused campaigns.

Operating expenses
In Q1, operating expenses were $84M, an increase of 42% year-over-year. The growth in operating expenses was primarily driven by increased headcount and personnel costs and general and administrative expenses required to operate as a public company. We continue to invest for long-term growth, with a focus on research and development.
Cost of revenue was $9M, up 43% year-over-year. In Q1, cost of revenue represented 18% of revenue, flat from the year-ago period.

Research and development expenses were $29M, or 57% of revenue, up 39% year-over-year. The growth was driven primarily by increased headcount and personnel costs related to our engineering, data science, product management, and design teams.
Sales and marketing expenses were $31M, or 61% of revenue, up 36% year-over-year. The increase was primarily attributable to headcount growth as well as increased paid marketing spend to attract new neighbors and businesses in the U.S. and internationally.
General and administrative expenses were $15M, or 30% of revenue, up 62% year-over-year. The increase was driven by headcount growth and professional fees related to operating as a public company.
Total non-GAAP operating expenses were $71M, or 139% of revenue, up 38% year-over-year[15].

______________________________ 15 A reconciliation of non-GAAP metrics used in this letter to their most comparable GAAP measures is provided at the end of this letter.

Earnings
Net loss was $33M in Q1 representing a (65%) margin, compared to a (73%) margin in the year-ago period.
Q1 adjusted EBITDA loss was $20M representing a (39%) margin, compared to a (49%) margin in the year-ago period. Our year-over-year margin improvement reflects benefits from increasing scale, with additional operating leverage coming from sales and marketing.

Balance sheet and cash flows
In Q1, we ended the period with $712M in cash and cash equivalents and marketable securities, enabling us to continue to invest for growth over the coming years. Cash used in operations for the three months ended March 31, 2022 was $6M compared to $9M in the year-ago period.

Outlook
In 2022, our focus remains on growing our base of neighbors and organizations, increasing engagement on the platform, and delivering strong revenue performance to support our reinvestment into the business for long-term growth.

Q2 2022 Outlook
•Revenue is expected to be between $54M–$56M.
•Adjusted EBITDA loss is expected to be between $21M–$19M.

FY 2022 Outlook
•Revenue is expected to be between $252M–$256M. We have broadened the range in light of the current macro environment, but the high end of our guidance remains unchanged from prior guidance16.
•Adjusted EBITDA margin is expected to be (18%), consistent with our prior guidance.

We have not reconciled our adjusted EBITDA and adjusted EBITDA margin outlook to GAAP net loss or GAAP net loss margin because certain items that impact GAAP net loss and net loss margin are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA outlook to net loss and adjusted EBITDA margin to GAAP net loss margin is not available without unreasonable efforts.

______________________________ 16 Prior guidance as of Nextdoor’s Q4 2021 earnings release on March 1, 2022.

Q1 Conference Call and Webcast

We will host a Q&A webcast at 2:00 pm PT/5:00 pm ET today, May 10, 2022, to discuss these results and outlook. An audio webcast archive will be available following the live webcast for approximately one year on Nextdoor’s Investor Relations website at www.investors.nextdoor.com. Thank you for your support in building stronger neighborhoods across the globe and for being active neighbors in your neighborhood. We look forward to your questions and comments this afternoon.
We use our Investor Relations website (investors.nextdoor.com), our Twitter handle (twitter.com/Nextdoor), our LinkedIn Home Page (linkedin.com/company/nextdoor-com), and Sarah Friar’s LinkedIn posts (linkedin.com/in/sarah-friar-922b044) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of 2022 and full year 2022, our business strategy and plans, and our objectives and future operations, including our expansion into new markets.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this shareholder letter, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to scale our business and monetization efforts; our ability to expand business operations abroad; our limited operating history; risks associated with managing our growth; our ability to achieve and maintain profitability in the future; the effects of the highly competitive market in which we operate; the impact of the COVID-19 pandemic on our business; our ability to attract new and retain existing customers and users, or renew and expand our relationships with them; our ability to anticipate and satisfy customer preferences; market acceptance of our platform; our ability to successfully develop and timely introduce new products and services; our ability to achieve our objectives of strategic and operational initiatives; cybersecurity risks to our various systems and software; the impact of privacy and data security laws; and other general market, political, economic, and business conditions, including those related to the continuing impact of the COVID-19 pandemic.
Additional risks and uncertainties that could affect our financial results and business are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 15, 2022, our Quarterly Report on Form 10-Q for the period ended March 31, 2022, expected to be filed on or about May 10, 2022, and our other SEC filings, which are available on the Investor Relations page of our website at www.investors.nextdoor.com and on the SEC’s website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this shareholder letter.

Condensed Consolidated
Balance Sheets
in thousands, except per share data (unaudited)

	March 31	December 31
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$207,968	$521,812
Marketable securities	503,899	193,999
Accounts receivable, net of allowance of $312 and $425 as of March 31, 2022 and December 31, 2021, respectively	22,051	29,673
Prepaid expenses and other current assets	11,760	16,259
Total current assets	745,678	761,743
Property and equipment, net	12,886	12,545
Operating lease right-of-use assets	57,735	59,422
Intangible assets, net	4,385	4,835
Goodwill	1,211	1,211
Other assets	304	330
Total assets	$822,199	$840,086

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,554	$6,163
Operating lease liabilities, current	7,286	7,131
Liability for unvested restricted stock	3,335	4,765
Accrued expenses and other current liabilities	20,631	15,444
Total current liabilities	34,806	33,503
Operating lease liabilities, non-current	59,727	61,598
Total liabilities	94,533	95,101

Stockholders' equity:
Class A common stock, $0.0001 par value; 2,500,000 shares authorized, 79,007 and 78,954 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value; 500,000 shares authorized, 307,228 and 304,701 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	31	30
Additional paid-in capital	1,242,955	1,225,815
Accumulated other comprehensive loss	(2,041)	(529)
Accumulated deficit	(513,287)	(480,339)
Total stockholders' equity	727,666	744,985

Total liabilities and stockholders' equity	$822,199	$840,086

Condensed Consolidated Statements of Operations
in thousands, except per share data (unaudited)

	Three Months Ended March 31
	2022	2021

Revenue	$51,000	$34,387
Costs and expenses:
Cost of revenue	9,055	6,337
Research and development	28,960	20,820
Sales and marketing	31,061	22,894
General and administrative	15,150	9,329
Total costs and expenses	84,226	59,380
Loss from operations	(33,226)	(24,993)
Interest income	491	40
Other expense, net	(185)	(148)
Loss before income taxes	(32,920)	(25,101)
Provision for income taxes	28	39
Net loss	$(32,948)	$(25,140)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.09)	$(0.26)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	381,877	97,873

Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)

	Three Months Ended March 31
	2022	2021

Cash flows from operating activities:
Net loss	$(32,948)	$(25,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,330	1,083
Stock-based compensation	12,144	7,212
Bad debt expense	(221)	(97)
Other	(582)	125
Changes in operating assets and liabilities:
Accounts receivable, net	7,843	5,092
Prepaid expenses and other current assets	4,499	3
Operating lease right-of-use assets	1,687	1,641
Other assets	26	389
Accounts payable	(3,143)	321
Operating lease liabilities	(1,716)	(863)
Accrued expenses and other current liabilities	5,568	1,484
Net cash used in operating activities	(5,513)	(8,750)
Cash flows from investing activities:
Purchases of property and equipment	(637)	(1,894)
Purchases of marketable securities	(318,245)	(4,395)
Maturities of marketable securities	7,342	15,245
Net cash provided by (used in) investing activities	(311,540)	8,956
Cash flows from financing activities:
Proceeds from exercise of stock options, net of repurchases	4,145	4,928
Payment of transaction costs related to the Reverse Recapitalization	(314)	—
Tax withholdings on release of restricted stock units	(695)	—
Net cash provided by financing activities	3,136	4,928
Effect of exchange rate changes on cash and cash equivalents	73	90
Net increase (decrease) in cash and cash equivalents	(313,844)	5,224
Cash and cash equivalents at beginning of period	521,812	84,743
Cash and cash equivalents at end of period	$207,968	$89,967

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, adjusted EBITDA and adjusted EBITDA Margin in this shareholder letter. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, acquisition-related costs.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided below:

Non-GAAP Financial Measures
in thousands (unaudited)

	Three Months Ended March 31
	2022	2021

Net loss	$(32,948)	$(25,140)
% Margin	(65%)	(73%)
Depreciation and amortization	$1,330	$1,083
Stock-based compensation	12,144	7,212
Interest income	(491)	(40)
Provision for income taxes	28	39
Adjusted EBITDA	$(19,937)	$(16,846)
% Margin	(39%)	(49%)
Cost of Revenue Reconciliation:
Cost of Revenue, GAAP	$9,055	$6,337
Stock-based compensation	(455)	(264)
Cost of Revenue, Non-GAAP	$8,600	$6,073
% of revenue, GAAP	18%	18%
% of revenue, Non-GAAP	17%	18%
Research and Development Reconciliation:
Research and Development, GAAP	$28,960	$20,820
Stock-based compensation	(6,635)	(3,394)
Depreciation and amortization	(465)	(260)
Research and Development, Non-GAAP	$21,860	$17,166
% of revenue, GAAP	57%	61%
% of revenue, Non-GAAP	43%	50%
Sales and Marketing Reconciliation:
Sales and Marketing, GAAP	$31,061	$22,894
Stock-based compensation	(1,996)	(1,277)
Depreciation and amortization	(716)	(748)
Sales and Marketing, Non-GAAP	$28,349	$20,869
% of revenue, GAAP	61%	67%
% of revenue, Non-GAAP	56%	61%
General and Administrative Reconciliation:
General and Administrative, GAAP	$15,150	$9,329
Stock-based compensation	(3,058)	(2,277)
Depreciation and amortization	(149)	(75)
General and Administrative, Non-GAAP	$11,943	$6,977
% of revenue, GAAP	30%	27%
% of revenue, Non-GAAP	23%	20%
Total Operating Expenses Reconciliation:
Operating Expenses, GAAP	$84,226	$59,380
Stock-based compensation	(12,144)	(7,212)
Depreciation and amortization	(1,330)	(1,083)
Total Operating Expenses, Non-GAAP	$70,752	$51,085
% of revenue, GAAP	165%	173%
% of revenue, Non-GAAP	139%	149%